EXHIBIT 24.1

                          ANHEUSER-BUSCH COMPANIES, INC.
                                POWER OF ATTORNEY


     Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints August A. Busch III, W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of: (a) 30 million additional shares of common stock to be issued under the Company's 1998 Incentive Stock Plan; (b) the previously registered shares of common stock remaining unissued under the Company's 1998 Incentive Stock Plan (Registration No. 333-67027); (c) the previously registered shares of common stock remaining unissued under the Company's 1989 Incentive Stock Plan (Registration Nos. 33-36132 and 33-53333); and (d) the previously registered shares of common stock remaining unissued under the Company's 1981 Incentive Stock Option/Non-Qualified Stock Option Plan (Registration Nos. 2-77829 and 33-4664). This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said 30 million shares, and to any amendments to said proposed Registration Statement or to Registration Statement Nos. 333-67027, 33-36132, 33-53333, 2-77829 or 33-4664
after this date.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 25, 2001.


       /s/ AUGUST A. BUSCH III
           August A. Busch III
          Chairman of the Board
        and President and Director
      (Principal Executive Officer)


        /s/ W. RANDOLPH BAKER
            W. Randolph Baker
        Vice President and Chief
            Financial Officer
      (Principal Financial Officer)


          /s/ JOHN F. KELLY
              John F. Kelly
      Vice President and Controller
      (Principal Accounting Officer)


        /s/ BERNARD A. EDISON
            Bernard A. Edison
                Director


        /s/ CARLOS FERNANDEZ G.
            Carlos Fernandez G.
                Director


           /s/ JOHN E. JACOB
               John E. Jacob
                  Director


           /s/ JAMES R. JONES
               James R. Jones
                  Director


         /s/ CHARLES F. KNIGHT
             Charles F. Knight
                Director


        /s/ VERNON R. LOUCKS, JR.
            Vernon R. Loucks, Jr.
                 Director


          /s/ VILMA S. MARTINEZ
              Vilma S. Martinez
                   Director


           /s/ JAMES B. ORTHWEIN
               James B. Orthwein
                   Director


          /s/ WILLIAM PORTER PAYNE
              William Porter Payne
                   Director


            /s/ JOYCE M. ROCHE
                Joyce M. Roche
                   Director


           /s/ PATRICK T. STOKES
               Patrick T. Stokes
                   Director


           /s/ ANDREW C. TAYLOR
               Andrew C. Taylor
                   Director


         ___________________________
             Douglas A. Warner III
                   Director


          /s/ EDWARD E. WHITACRE JR.
              Edward E. Whitacre Jr.
                    Director


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